                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        EDUCATION MANAGEMENT CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

        PENNSYLVANIA                                              25-1119571
----------------------------                                 -------------------
(State or other jurisdiction                                  (I.R.S. Employer
    of incorporation or                                      Identification No.)
       organization)

300 SIXTH AVENUE, PITTSBURGH, PENNSYLVANIA                           15222
------------------------------------------                         ----------
(Address of principal executive offices)                           (Zip Code)

           EDUCATION MANAGEMENT CORPORATION 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             FREDERICK W. STEINBERG
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        EDUCATION MANAGEMENT CORPORATION
                                300 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222
                     (Name and address of agent for service)
                                 (412) 562-0900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of securities        Amount to      Proposed maximum   Proposed maximum    Amount of
to be registered           be registered  offering price     aggregate offering  registration
                                          per share          price               fee
Common stock,
par value $0.01
per share                  2,500,000      $12.78             $31,950,000         $8,448

(1) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average of the high and low prices for the Common Stock of Education Management Corporation as reported on the NASDAQ Stock Market on February 29, 2000.


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                                EXPLANATORY NOTE

         This Registration Statement is being filed to register an additional 2,500,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Education Management Corporation (the "Registrant") as a result of an increase in the number of shares of Common Stock issuable under the Education Management Corporation 1996 Stock Incentive Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the commission on January 21, 1997 (File No. 333-20073) is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The Company hereby incorporates by reference in this Registration Statement the following documents: a. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999; b. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999 and December 31, 1999; c. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since June 30, 1999; and d. The description of the Company's capital stock contained in the Registration Statement on Form S-1 (File No. 333-10385), as amended by Amendment No. 1, filed on October 1, 1996, as further amended by Amendment No. 2, filed on October 8, 1996, as further amended by Amendment No. 3, filed on October 28, 1996 (the "Form S-1"), including all amendments and reports updating such description. All documents subsequently filed by the Company pursuant to Section 13(a),13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by an subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Education Management Corporation 1996 Stock Incentive Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act").




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Item 8. Exhibits.

4.1   Amended and Restated Articles of Incorporation         Incorporated herein by reference to
                                                             Exhibit 3.01 to the Annual Report on
                                                             Form 10-K for the year ended June 30,
                                                             1997 (the "1997 Form 10-K")

4.2   Bylaws of the Company                                  Incorporated herein by reference
                                                             to Exhibit 3.02 to the 1997 Form
                                                             10-K

5     Opinion of Kathleen Clover regarding the legality
      of the securities being registered                     Filed herewith

23.1  Consent of Independent Auditors                        Filed herewith

23.2  Consent of Kathleen Clover, Senior Counsel to the
      Corporation, contained in the opinion filed herewith as Exhibit 5

24    Power of attorney                                      Filed herewith


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 1st day of March, 2000.

                                                EDUCATION MANAGEMENT CORPORATION



                                                By: /s/ Robert T. McDowell
                                                    ----------------------------
                                                    Robert T. McDowell
                                                    Executive Vice President and
                                                    Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                           Capacity                          Date
        ---------                           --------                          ----
Robert B. Knutson*                  Chairman of the Board               February 17, 2000
-----------------------------       and Chief Executive Officer;
Robert B. Knutson                   Director

/s/ Robert T. McDowell              Executive Vice President            February 17, 2000
-----------------------------       and Chief Financial
Robert T. McDowell                  Officer

Robert P. Gioella*                  President and Chief                 February 17, 2000
-----------------------------       Operating Officer; Director
Robert P. Gioella

John R. McKernan, Jr.*              Vice Chairman; Director             February 17, 2000
-----------------------------
John R. McKernan, Jr.

Robert H. Atwell*                   Director                            February 17, 2000
-----------------------------
Robert H. Atwell

James J. Burke, Jr.*                Director                            February 17, 2000
-----------------------------
James J. Burke, Jr.

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
William M. Campbell, III*           Director                            February 17, 2000
-----------------------------
William M. Campbell, III

Albert Greenstone*                  Director                            February 17, 2000
-----------------------------
Albert Greenstone

Miryam L. Knutson*                  Director                            February 17, 2000
-----------------------------
Miryam L. Knutson

James S. Pasman, Jr.                Director                            February 17, 2000
-----------------------------
James S. Pasman, Jr.

Daniel M. Fitzpatrick*              Vice President and                  February 17, 2000
-----------------------------
Daniel M. Fitzpatrick               Controller


* The undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed herewith.



                                                    /s/ Robert T. McDowell
                                                    ---------------------------
                                                    Robert T. McDowell
                                                    Executive Vice President
                                                    and Chief Financial Officer